FINAL CONSENT JUDGMENT
COMPLAINT

Exhibit 10.2

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. COMPUTER ASSOCIATES INTERNATIONAL, INC., Defendant.	: : : : 04 Civ. (ILG) : : : : : : : : : : :

FINAL CONSENT JUDGMENT OF PERMANENT INJUNCTION
AND OTHER RELIEF AS TO DEFENDANT
COMPUTER ASSOCIATES INTERNATIONAL, INC.

     Plaintiff Securities and Exchange Commission (“Commission”) having filed a Complaint (“Complaint”) on September 22, 2004 charging Defendant Computer Associates International, Inc. (“CA” or the “Defendant”) with violating Section 17(a) of the Securities Act of 1933 (“Securities Act”) [15 U.S.C. § 77q(a)] Sections 10(b), 13(a), and 13(b)(2) of the Securities Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. §§ 78j(b), 78m(a), 78m(b)(2) and 78n(a)] and Exchange Act Rules 10b-5, 12b-20, 13a-1, and 13a-13 [17 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13] and CA having entered a general appearance, executed the Consent of Defendant CA (“Consent”) annexed hereto and incorporated herein, having, on September 22, 2004, entered into the Deferred Prosecution Agreement (the “DPA, “ filed under Criminal Docket Number CR 04-837 (ILG) (E.D.N.Y.)) with the United States Attorney’s Office for the Eastern District of New York (“USAO”), which requires CA to pay restitution to CA shareholders who suffered losses because of the conduct set forth in the Complaint in the amount of Two Hundred Twenty Five Million Dollars ($225,000,000), having waived service of a Summons and Complaint and the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, having admitted to the jurisdiction of this Court over it and over the subject matter of this action and, without admitting or denying the allegations contained in the Complaint, except as to jurisdiction, which are admitted, and having consented to the entry of this Final Consent Judgment Of Permanent Injunction And Other Relief As To Defendant Computer Associates International, Inc. (“Final Judgment”), and waived any right to appeal from this Final Judgment, without further notice:

I.

     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that defendant CA and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently enjoined and restrained from, directly or indirectly, in the offer or sale of any security, by the use of any means or instrument of transportation or communication in interstate commerce or of the mails:

(A)	employing any device, scheme, or artifice to defraud;

(B)	obtaining money or property by means of any untrue statement of material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(C)	engaging in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon a purchaser,

in violation of Section 17(a) of the Securities Act [15 U.S.C. § 77q(a)].

II.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that defendant CA and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently enjoined and restrained from, directly or indirectly, in connection with the purchase or sale of any security, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange:

(A)	employing any device, scheme, or artifice to defraud;

(B)	making any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(C)	engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person,

in violation of Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. § 240.10b-5].

III.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that defendant CA and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from, directly or indirectly:

(A)	failing to file with the Commission any report or document required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and the rules and regulations promulgated thereunder; or

(B)	filing with the Commission a report required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. §78m(a)] and the rules and regulations promulgated thereunder, that (1) contains an untrue statement of material fact; (2) fails to include, in addition to the information required to be stated in such report, such further material information as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading, as prescribed by Commission Rule 12b-20 [17 C.F.R. § 240.12b-20]; or (3) otherwise fails to disclose any information required to be disclosed therein, in violation of Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] or Rules 12b-20, 13a-1 or 13a-13 thereunder [17 C.F.R. § 240.12b-20, 240.13a-1 or 240.13a-13].

IV.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that defendant CA and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from, directly or indirectly:

(A)	failing to make or keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets; or

(B)	failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(1) transactions are executed in accordance with management’s general or specific authorization;

(2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, or any other criteria applicable to such statements, and to maintain accountability for assets;

(3) access to assets is permitted only in accordance with management’s general or specific authorization; and

(4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences,

in violation of Section 13(b)(2) of the Exchange Act [15 U.S.C. § 78m(b)(2)].

V.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and its successors will cooperate fully in connection with the ongoing investigations of former CA employees and others by the staff of the Commission (“Commission staff”), USAO and the Federal Bureau of Investigation (“FBI,” collectively “the Investigative Entities”) concerning the conduct alleged in the Complaint.

(A)	During the term of the DPA, CA’s continuing cooperation will include:

(1) Completely and truthfully disclosing all information in its possession to the Investigative Entities about which the Investigative Entities may inquire, including but not limited to all information about activities of CA, present and former members of CA’s Board of Directors, and CA’s officers, employees, and agents.

(2) Assembling, organizing and providing all documents, records, or other evidence in CA’s possession, custody, or control as reasonably may be requested by any of the Investigative Entities.

(3) Not asserting, in relation to the Investigative Entities, any claims of attorney-client privilege or attorney work-product protection as to any documents, records, information or testimony requested by the Investigative Entities related to: (1) factual internal investigations concerning the allegations in the Complaint; or (2) legal advice given contemporaneously with, and related to, the conduct alleged in the Complaint. Such materials are referred to hereinafter as the “Confidential Materials.” By producing the Confidential Materials to the

Investigative Entities pursuant to this Final Judgment, CA does not waive the protection of the attorney-client privilege or the attorney work-product doctrine, or any other privilege applicable as to third parties. The Investigative Entities will maintain the confidentiality of the Confidential Materials pursuant to this Final Judgment and will not disclose them to any third party, except to the extent that any Investigative Entity determines, in its sole discretion, that disclosure is otherwise required by law or would be in furtherance of its discharge of its duties and responsibilities.

(4) Using its reasonable best efforts to make available its present and former officers and employees to provide information and/or testimony as requested by the Investigative Entities, including sworn testimony before a grand jury or in court proceedings, as well as interviews with law enforcement authorities. Cooperation under this paragraph shall include identification of witnesses who, to CA’s knowledge and information, may have material information concerning the conduct alleged in the Complaint.

(5) Providing testimony or information necessary to identify or establish the original location, authenticity, or other basis for admission into evidence of documents or physical evidence in any criminal or other proceeding as requested by the Investigative Entities including information and testimony concerning the conduct alleged in the Complaint.

(6) With respect to any information, testimony, documents, records or physical evidence provided by CA to the Investigative Entities, other than

Confidential Materials, CA consents to any and all disclosures of such materials as the USAO and Commission in their sole discretion, deem appropriate.

(7) Providing active assistance, including assistance by Sullivan & Cromwell LLP and PricewaterhouseCoopers, in connection with any investigation, trial or other legal proceeding, including but not limited to any efforts by the Investigative Entities to obtain disgorgement of compensation (including compensation received pursuant to any CA stock option or similar plan) from any present or former CA officer or employee.

(B) CA agrees that, following expiration of the DPA or the dismissal of criminal proceedings relating to the DPA, CA will continue to fulfill the cooperation obligations set forth in this paragraph in connection with any investigation or civil proceeding relating to or arising out of the conduct alleged in the Complaint. CA’s obligation to cooperate is not intended to apply in the event that CA is a defendant in any such proceeding.

VI.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and its successors shall make the following internal reforms, to the extent such reforms have not already begun:

     (A) Terminate officers of the Defendant who were responsible for the improper accounting, inaccurate financial reporting, and obstruction of justice alleged in the Complaint.

     (B) Terminate officers and employees who refused to cooperate with CA’s internal investigation or who otherwise took steps to obstruct or impede that investigation.

     (C) Appoint certain new management (“new management” is defined as individuals who were not members of management at Defendant prior to January 1, 2004), including a new Chief Executive Officer, a new Chief Operating and Chief Financial Officer, a New Head of Worldwide Sales, and a new General Counsel.

     (D) Add certain new independent directors to CA’s Board of Directors and undertake corporate governance reforms such that, by December 31, 2005, Defendant will have:

(1) added a minimum of three new independent directors (“new independent directors” is defined to mean independent directors who were not members of CA’s Board of Directors prior to January 1, 2004) to its Board of Directors so that no less than a two-thirds of the members of the Board of Directors will be independent directors;

(2) established a Compliance Committee of the Board of Directors (the “Compliance Committee”), either as a separate committee or as part of a reconstituted Corporate Governance and Compliance Committee or Audit and Compliance Committee, to monitor CA’s Internal Audit Department and the compliance functions within CA’s Legal and Finance Departments, including compliance with all of the terms and conditions of this Final Judgment;

(3) established a new Disclosure Committee composed of the Chief Executive Officer, Chief Compliance Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel that meets and confers under the direction of a duly elected chairperson prior to significant filings with the Commission and the issuance of significant press releases; and

(4) established enhanced corporate governance procedures providing for improved shareholder, community and governmental communications with CA and its Board of Directors. Such measures will include: (i) inclusion of a report of the Compliance Committee on CA’s website and in each annual proxy statement mailed to CA shareholders during the term of the DPA describing CA’s efforts to comply with this Final Judgment and to implement the recommendations of the Independent Examiner (described below) regarding best-in-class corporate compliance and ethics programs; and (ii) adoption of procedures to ensure that all inquiries raised by government entities, or by CA shareholders, customers, suppliers and employees, regarding compliance and ethics matters receive prompt review, including reporting of such matters, as appropriate, to the Compliance Committee and, where appropriate, the full Board of Directors.

     (E) By December 31, 2005, (1) establish new comprehensive records management policies and procedures, as well as testing programs to ensure compliance therewith; and (2) take steps to implement best practices with respect to the recognition of software license revenue, including enhanced quarter-end contract cut-off procedures, both subject to the review of the Independent Examiner (see below).

     (F) Establish a comprehensive Compliance and Ethics Program such that, by December 31, 2005, CA will:

(1) establish a comprehensive ethics and compliance training program for all CA employees designed to minimize the possibility of future violations of the Federal securities and other laws by CA;

(2) appoint an independent, senior-level Chief Compliance Officer, after consultation with the USAO and Commission, who will report directly to both the Compliance Committee and the General Counsel; and

(3) amend CA’s senior executive compensation plans to add an enhanced component to CA’s performance-based programs tied to the establishment and maintenance of high ethical and compliance standards throughout CA.

     (G) By December 31, 2005, reorganize the CA Finance Department, including, but not limited to, the appointment of a Corporate Controller, a Chief Accounting Officer, and a Financial Controller for each of CA’s primary business functions — Direct Sales, Indirect Sales, Development and Services or their successors. The Corporate Controller and Chief Accounting Officer will report to the Chief Financial Officer but will also communicate directly, as appropriate, with the Board of Directors and CA’s external auditors. CA also agrees to begin the process of implementing, by December 31, 2005, an improved and enhanced worldwide financial and enterprise resource planning (“ERP”) information technology system to improve controls, eliminate errors caused by existing manual processes, and enhance CA’s ability to audit its own systems. Implementation of the ERP system will be subject to the review of the Independent Examiner (see below), and an assessment of such implementation of the ERP system will be included in the Independent Examiner’s reports issued under Paragraphs VI(K)(7) and VI(K)(8) of this Final Judgment.

     (H) Reorganize and enhance its Internal Audit Department. CA’s Internal Audit Department will report directly to both the Audit Committee of CA’s Board of Directors and CA’s General Counsel. CA also agrees to hire at least five additional internal auditors by December 31, 2005.

     (I) By December 31, 2005, establish a written plan designed to ensure the continued improvement and ongoing effectiveness of communications with all governmental agencies engaged in inquiries or investigations relating to CA, its subsidiaries or affiliates. The plan shall address, consider and include:

(1) regular reporting by CA’s management and outside and internal counsel to the Compliance Committee and, as appropriate, the full Board of Directors regarding communications with government agencies engaged in inquiries or investigations relating to CA, including, but not limited to, providing copies of all written communications to and from such government agencies to the Compliance Committee;

(2) Complete and prompt access for government agencies to all CA staff and management;

(3) Meetings with the Board of Directors or committees thereof upon the request of such governmental agencies engaged in inquiries and investigations of CA; and

(4) Training for CA personnel designed to improve communication and cooperation with such governmental agencies engaged in inquiries and investigations of CA.

     (J) By December 31, 2005, (1) enhance and maintain CA’s current telephone hotline to provide a means for employees anonymously to report any potential violations of law or other misconduct; (2) publicize within CA the existence and purpose of the hotline; and (3) ensure employs that no negative employment action will be taken against any employee who makes a report through the hotline.

     (K) In accordance with the procedure specified in subparagraph (L) below, CA will retain and compensate an independent individual or entity to examine CA’s compliance with this Final Judgment and to conduct a comprehensive review of the areas specified in Subparagraphs (1) through (6) below, and to make recommendations to the Board of Directors for review and implementation, after consultation with the USAO and Commission, regarding best practices in these areas (the “Independent Examiner”). The Independent Examiner will, in addition to examining CA’s compliance with this Final Judgment:

(1) examine CA’s practices for the recognition of software licensing revenue;

(2) examine CA’s internal accounting controls (the Independent Examiner may, if appropriate, rely on CA’s external accountant’s report on the effectiveness of CA’s internal accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act);

(3) examine CA’s implementation of a new ERP information technology system;

(4) examine CA’s Internal Audit Department;

(5) examine CA’s ethics and compliance policies;

(6) examine CA’s records management policies and procedures;

(7) within six months of appointment, issue a report to the USAO, the Commission and to CA’s Board of Directors making recommendations regarding best practices the areas specified in Subparagraphs (1) to (6) of this paragraph;

(8) issue quarterly reports to the USAO, the Commission and to CA’s Board of Directors on CA’s compliance with this Final Judgment during the term of the Independent Examiner’s appointment;

(9) have reasonable access to all of CA’s books and records and the ability to meet privately with CA employees; and

(10) have a term of engagement of 18 months from the date of the Court’s order appointing the Independent Examiner. If, at the conclusion of this 18 month period, less than all recommended reforms (to the extent deemed significant by the Commission) have been substantially implemented for at least two successive quarters, or significant exceptions have been noted in the course of the Independent Examiner’s most recent quarterly reviews under Paragraph VI(K)(8), the Commission and the USAO may, in their discretion, extend the term of appointment of the Independent Examiner until such time as all recommended reforms (to the extent deemed significant by the Commission and the USAO) have been substantially implemented for at least two successive quarters, or no significant exceptions have been noted in the course of the Independent Examiner’s most recent quarterly review. Prior to extending the term of engagement of the Independent Examiner, the Commission and the USAO shall provide CA with an opportunity to be heard with respect to CA’s implementation of reforms recommended by the Independent Examiner, including as to the significance of such reforms, and a reasonable opportunity to cure any exceptions noted by the Independent Examiner. Because CA’s implementation of an improved ERP system is projected to extend over more than 18 months from the appointment of the Independent Examiner, CA’s inability to implement fully such a system shall not be a basis to extend the Independent Examiner’s term.

     (L) Within 30 days of the date of execution of the DPA, CA will submit to the Commission and the USAO a proposal setting forth the identity, qualifications, and proposed terms of retention of five candidates (either individuals or entities) to act as the Independent Examiner. The Independent Examiner’s compensation shall not be paid out of the Restitution Fund. The Commission and the USAO, within 30 days of such notice, will jointly either (a) approve three of the candidates or (b) require CA to propose additional candidates within 15 days. This process will continue, as necessary, until the Commission and the USAO have jointly approved three candidates. Then, the Commission, USAO and CA will jointly submit the three candidates to the Court. The Commission and the USAO may, in their discretion, make a recommendation to the Court regarding the three candidates. The Court shall select the Independent Examiner from the three approved candidates and issue an order appointing the Independent Examiner. If the Court rejects all three approved candidates, the procedure set forth in this paragraph will be repeated until such time as the Court approves an Independent Examiner. The procedures set forth in this paragraph are subject to the approval of the Court. If the Court does not approve the procedures set forth in this paragraph, the Commission, the USAO and CA will agree upon a different procedure for the appointment of the Independent

Examiner and the remainder of the terms, conditions and obligations of this Final Judgment will remain in full effect.

     (M) Except in respect of communications with the Commission or the USAO, the Independent Examiner shall maintain the confidentiality of any non-public business and financial information of CA. At the conclusion of the Independent Examiner’s engagement, subject to the approval of the Commission and the USAO, the Independent Examiner shall return to CA all documents reflecting or referring to non-public business and financial information of CA.

VII.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

VIII.

     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for all purposes.

IX.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that, there being no just reason for delay, the Clerk of the Court is hereby directed to enter this Final Judgment forthwith.

     Dated:

SO ORDERED:

THE HONORABLE I. LEO GLASSER UNITED STATES DISTRICT JUDGE EASTERN DISTRICT OF NEW YORK

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. COMPUTER ASSOCIATES INTERNATIONAL, INC., Defendant.	: : : : 04 Civ. (ILG) : : : : : : : : : : :

CONSENT OF DEFENDANT COMPUTER ASSOCIATES INTERNATIONAL, INC.
I.

     Defendant Computer Associates International, Inc. (“CA” or the “Defendant”), being fully apprised of its rights, having had the opportunity to confer with legal counsel, having read and understood the terms of the Final Consent Judgment Of Permanent Injunction And Other Relief As To Defendant Computer Associates International, Inc. (“Final Judgment”), waives service of a summons and the complaint in this action, enters a general appearance, admits the Court’s jurisdiction over Defendant and over the subject matter of this action, and waives the entry of findings of fact and conclusions of law pursuant to Fed. R. Civ. P. 52. Without further notice, trial, or argument, and without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the Final Judgment in the form attached hereto and incorporated by reference herein, which, among other things:

a.	Permanently restrains and enjoins Defendant from violating Section 17(a) of the Securities Act of 1933 (“Securities Act”) [15 U.S.C. § 77q(a)];

b.	Permanently restrains and enjoins Defendant from violating Section 10(b) of the Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. § 78j(b)] and Rule 10b-5 [17 C.F.R. § 240.10b-5] promulgated thereunder;

c.	Permanently restrains and enjoins Defendant from violating Section 13(b)(2) of the Exchange Act [15 U.S.C. § 78m(b)(2)];

d.	Permanently restrains and enjoins Defendant from violation of Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)], and Rules 12b-20, 13a-1, and 13a-13 [17 C.F.R. §§ 240.12b-20, 240.13a-1, 240.13a-13] promulgated thereunder;

e.	Directs CA, consistent with the Deferred Prosecution Agreement (“DPA”) entered into between Defendant and the United States Attorney’s Office (“USAO”) filed under the Criminal Docket Number CR 04-837 (ILG) (E.D.N.Y.), to cooperate fully with the continuing investigations relating to CA by the Commission staff, USAO and Federal Bureau of Investigation;

f.	Directs CA, consistent with the DPA, to undertake various internal reforms specified in the Final Judgment, including, but not limited to, adding certain new management and independent directors, establishing a Compliance Committee and a Disclosure Committee, establishing new comprehensive records management policies, taking steps to implement best practices regarding recognition of software license revenue, establishing a comprehensive compliance and ethics program, reorganizing CA’s Finance and Internal Audit Departments, establishing a plan to improve communication with government agencies engaged in inquiries or investigations relating to CA, enhancing and maintaining CA’s current hotline for employees to report potential violations of the law, or other misconduct, and retaining an Independent Examiner to examine and issue a report on its accounting practices.

II.

     Defendant waives entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, and hereby consent to the entry of the Final Judgment without further notice.

III.

     Defendant waives the right, if any, to appeal from the entry of the Final Judgment.

IV.

     Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

V.

     Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

VI.

     Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

VII.

     Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

VIII.

     Consistent 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity form any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

IX.

     Defendant understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the Complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket for all purposes. Nothing in this paragraph affects Defendant’s (i) testimonial obligations; or (ii) right to take legal or factual positions in defense of litigation or other legal proceedings in which the Commission is not a party.

X.

     Defendant hereby waives any rights in the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to pursue reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend this action. For these purposes, Defendant agrees that it is not the prevailing party in this action since the parties have reached a good faith settlement.

XI.

     In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Defendant (i) agrees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings or trials, or in connection with any related investigation by Commission staff; (iii) appoints Defendant’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Defendant’s travel lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Defendant in any United States District Court for purposes of enforcing any such subpoena.

XII.

     Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

XIII.

     Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:	/s/ Lewis S. Ranieri
Lewis S. Ranieri
Chairman, Board of Directors Computer Associates International, Inc. Defendant

State of New York County of Suffolk	) ) ss.: )

On September 21, 2004, Lewis S. Ranieri, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Computer Associates International, Inc. as its Chairman of its Board of Directors.

/s/ Carole Wilkinson

Notary Public
State of New York
Commission No. 4624866
My commission expires on 8/31/06

Approved as to form:

/s/ Robert J. Giuffra, Jr.

Robert J. Giuffra, Jr., Esq.
Sullivan & Cromwell LLP
Counsel to Defendant
Attorneys for Defendant
Computer Associates International, Inc.

MARK K. SCHONFELD (MS-2798)
REGIONAL DIRECTOR

Attorney for Plaintiff
SECURITIES AND EXCHANGE COMMISSION
Northeast Regional Office
233 Broadway
New York, N.Y. 10279
(646) 428-1650

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
X
SECURITIES AND EXCHANGE COMMISSION, Plaintiff, -against- COMPUTER ASSOCIATES INTERNATIONAL, INC. Defendant.	: : : : : Civ. (ILG) : : : COMPLAINT : : : : : : :
X

     Plaintiff Securities and Exchange Commission (“Commission”), for its Complaint against Computer Associates International, Inc. (“CA” or “Defendant”), alleges as follows:

PRELIMINARY STATEMENT

     1. CA, through various former senior executives and other employees, engaged in a widespread practice that resulted in the improper recognition of revenue by CA, one of the world’s largest software companies. During at least the Fourth Quarter of Fiscal Year (“FY”) 1998 through the Second Quarter of FY2001 (January 1, 1998 through September 30, 2000), CA prematurely recognized revenue from software contracts that had not yet been executed by both CA and its customer, in violation of Generally Accepted Accounting Principles (“GAAP”). Through the conduct of various executives and other employees, CA held its books open for several days after the end of each quarter to prematurely record in that quarter revenue from contracts that were not executed by customers or CA until several days or more after the expiration of the quarter (the “Extended Quarters Practice”). CA often concealed this practice by using licensing contracts that falsely bore preprinted signature dates for the last day of the quarter that had just expired, rather than the subsequent dates on which the contracts actually were executed.

     2. As a result of this improper Extended Quarters Practice, CA made material misrepresentations and omissions about its revenue and earnings in Commission filings and other public statements from at least the Fourth Quarter of FY1998 through the Second Quarter of FY2001. For the First, Second, Third and Fourth Quarters of FY2000, respectively, CA inflated its properly recorded revenue by approximately 25%, 53%, 46%, and 22% by improperly including prematurely recognized revenue from contracts not executed by CA or CA’s customers by the quarter’s end. From the Fourth Quarter of FY1998 through the Second Quarter of FY2001, CA prematurely recognized over $3.3 billion in revenue from at least 363 contracts that CA’s customer or CA signed after the quarter close. CA’s reported revenues and earnings per share from the Fourth Quarter of FY1998 through the Fourth Quarter of FY2000 appeared to meet or exceed the consensus estimates of Wall Street analysts, but CA failed to disclose that those reported results improperly included prematurely recognized revenue and did not comply with GAAP. After CA substantially refrained from recognizing revenue prematurely from contracts that its customers had signed after quarter end during the First Quarter of FY2001, the company missed its earnings estimate and CA’s stock price dropped over 43% in a single day. Until September 2000, CA continued to recognize revenue from contracts that CA signed after quarter end.

2

VIOLATIONS

     3. By virtue of the conduct alleged in this Complaint: CA, directly or indirectly, singly or in concert, has engaged in acts, practices and courses of business that constitute violations of Section 17(a) of the Securities Act of 1933 (“Securities Act”), 15 U.S.C. § 77q(a); and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78j(b), 78m(a), 78(m)(b)(2)(A) and 78(m)(b)(2)(B); and Rules 10b-5, 12b-20, 13a-1, and 13a-13, 17 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13 thereunder.

     4. Unless CA is permanently restrained and enjoined by this Court, it will again engage in the acts, practices, and courses of business set forth in this Complaint and in acts, practices, and courses of business of similar type and object. By this action, the Commission seeks judgment, among other things: (a) permanently enjoining Defendant from engaging in the acts, practices and courses of business alleged herein, pursuant to Section 20(b) of the Securities Act, 15 U.S.C. §77t(b), and Section 21(d) of the Exchange Act, 15 U.S.C. §78u(d); and (b) granting such other relief as the Court deems just and proper.

JURISDICTION AND VENUE

     5. The Commission brings this action pursuant to the authority conferred upon it by Section 20 of the Securities Act, 15 U.S.C. § 77t; and Section 21 of the Exchange Act, 15 U.S.C. § 78u, seeking to restrain and enjoin permanently the Defendant from engaging in the acts, practices, and courses of business alleged herein, and seeking civil penalties and other relief.

     6. The Defendant, directly and indirectly, has used the means or instrumentalities of interstate commerce, or of the mails, or of the facilities of a national securities exchange, in connection with the transactions, acts, practices, and courses of business alleged herein.

3

     7. Certain of these transactions, acts, practices and courses of business occurred in the Eastern District of New York, including conduct by the employees and executives of CA while at CA’s corporate headquarters in Islandia, New York.

     8. Accordingly, this Court has jurisdiction over this action, and venue is proper in this district, pursuant to Section 20 of the Securities Act, 15 U.S.C. § 77t; and Sections 21 and 27 of the Exchange Act, 15 U.S.C. §§ 78u and 78aa.

DEFENDANT

     9. CA is a Delaware corporation headquartered in Islandia, New York. CA’s fiscal year concludes at the end of each March, such that, for example, CA’s FY2000 ended on March 31, 2000. According to CA’s Form 10-K Annual Report for the fiscal year ended March 31, 2004 (“2004 10-K”), CA “design[s], market[s], and license[s] computer software products that allow businesses to efficiently run and manage critical aspects of their IT technology.” CA is one of the largest computer software companies in the world; according to its 2004 10-K, more than 95% of the Fortune 500® companies use its software products. CA’s common stock trades on the New York Stock Exchange and is registered pursuant to Section 12(b) of the Exchange Act, 15 U.S.C. §78l(b).

CA’S ACCOUNTING FRAUD

     10. Between at least the Fourth Quarter of FY1998 through the Second Quarter of FY2001, CA engaged in a widespread practice that allowed for the premature recognition of revenue from software licensing agreements. Pursuant to this practice, which is referred to in this Complaint as the “Extended Quarters Practice,” CA personnel recorded, into the just-elapsed fiscal quarter, revenue from software contracts that were not finalized and signed by both CA and its customers until days or weeks after that quarter ended. Reporting revenue in this fashion

4

was improper because it violated GAAP, which required that license agreements be fully executed by both CA and its customers by quarter end before recognizing revenue. CA’s reported revenue and earnings per share appeared to meet or exceed Wall Street analysts’ expectations, when – in truth and fact – those results were based in part on revenue that CA recognized prematurely and in violation of GAAP.

     11. In 2003, CA announced that the Audit Committee of its Board of Directors was conducting an investigation into the timing of revenue recognition at the company. In a press release dated October 8, 2003, CA announced the preliminary results of that investigation. Quoting the chair of the Audit Committee, that press release stated, among other things, that:

The Audit Committee’s investigation is continuing, but we have determined that CA recognized certain revenue prematurely in the fiscal year ending March 31, 2000. The committee found that a number of software contracts in that fiscal year appear to have been signed after the end of the quarter in which revenues associated with such contracts had been recognized. Those revenues should have been recognized in the quarter in which the contract was signed.

In that same press release, CA announced that CA had asked for and received the resignations of those who, according to CA, “oversaw sales accounting during the relevant time,” including CA’s then-Chief Financial Officer.

     12. On April 26, 2004, CA filed with the Commission a Form 8-K (“Form 8-K”) stating, among other things that:

The Audit Committee’s investigation found accounting irregularities that led to material misstatements of the Company’s financial reports for fiscal years 2000 and 2001, and prior periods. The effect of prior period errors which have an impact on fiscal year 2000 have been considered as part of this restatement. The Audit Committee believes that several factors contributed to the improper recognition of revenue in these periods, including a practice of holding the financial period open after the end of the

5

fiscal quarters, providing customers with contracts with preprinted signature dates, late countersignatures by Company personnel, backdating of contracts, and not having sufficient controls to ensure the proper accounting under SOP 97-2. In addition, the Audit Committee found that certain former executives and other personnel were engaged in the practice of “cleaning up” contracts by, among other things, removing fax time stamps before providing agreements to the outside auditors. These same executives and personnel also misled the Company’s outside counsel, the Audit Committee and its counsel and accounting advisers regarding these accounting practices.

     13. Also in the Form 8-K, CA announced that it was restating over $2.2 billion in revenue that CA had improperly recognized in FY2000 and FY2001.

Improper Revenue Recognition at CA

     14. During the time period relevant to this Complaint, which is from at least the Fourth Quarter of FY1998 through the Second Quarter of FY2001, CA derived its income primarily from licensing software and providing maintenance for that software. CA’s software operated and maintained powerful “mainframe” computers, those generally used by businesses and other organizations. Prior to October 2000, CA’s contract and licensing model involved entering into long-term licensing contracts, some as long as seven years in duration. Under that business model, customers paid an initial licensing fee for the software, plus subsequent licensing fees for the right to use the software in subsequent years. In addition, customers paid CA for ongoing maintenance such as technical support. Customers often entered into long-term contracts and spread out the licensing and maintenance fees over the term of the contract.

     15. For contracts under its pre-October 2000 business model, GAAP allowed CA to recognize all the license revenue called for during the duration of the contract up front, during the fiscal quarter in which the software was shipped and the contract was executed and final.

6

SOP 97-2, which the American Institute of Certified Public Accountants adopted in October 1997,1 requires the following before revenue can be recognized from a software sale:

•	evidence of an arrangement;

•	delivery;

•	fixed and determinable fees; and

•	ability to collect.

When a software company uses contracts requiring signatures by the software company and its customer, then SOP 97-2 provides that both signatures – the software company and the customer – are required as “evidence of an arrangement” before the software company may recognize revenue. During the period relevant to this Complaint, including but not limited to the Fourth Quarter of CA’s FY1998 through the Second Quarter of CA’s FY2001, all of CA’s license agreements required signatures by both CA and the customer.

CA Made Materially False Statements and Omissions in
Filings With the Commission and in Public Statements

     16. During at least the Fourth Quarter of FY1998 through the Second Quarter of FY2001, CA violated GAAP, including SOP 97-2 and SOP 91-1, by recording into fiscal quarters that had expired software contracts that were not executed – and for which “evidence of an arrangement” did not exist – until a subsequent quarter. This Extended Quarters Practice resulted in CA’s premature recognition of revenue. As a consequence, CA made material misrepresentations and omissions of fact concerning CA’s revenues and earnings for the Fourth Quarter of FY1998 through the Second Quarter of FY2001 in various public documents and in connection with the

[1]	SOP 97-2 was preceded by SOP 91-1 (software revenue recognition), which became effective for financial statements issued after March 15, 1992 (for fiscal years beginning after December 15, 1991). According to SOP 91-1, para. 50, a software company can only recognize revenue if there is persuasive evidence of an agreement, and evidence of an agreement is usually provided by a signed contract. Thus, in addition to being inconsistent with SOP

7

offer, purchase and sale of securities. CA’s reported results for at least the Fourth Quarter of FY1998 through the Fourth Quarter of FY2000 appeared to meet or exceed the revenue and earnings estimates of outside analysts when, in fact, those reported results did not comply with GAAP and were false and misleading.

     17. Specifically, the misrepresentations and omissions CA made about its revenue and earnings per share include the following:

     a. In its Form 8-K, which was not an audited Restatement, CA admits that the Extended Quarters Practice resulted in CA prematurely recognizing substantial percentages of revenue for all quarters of FY2000 and the first two quarters of FY2001. Below is a chart which illustrates the impact of the premature revenue recognition in each fiscal quarter:

					Percentage that
					Properly Recorded
		GAAP Value	GAAP Value	GAAP Value	Revenue was
	GAAP Value of	of Contracts	of Contracts	of Revenue	Inflated by
	Revenue	that CA	that Clients	Improperly	Improperly
Fiscal	Properly	Signed After	Signed After	Accelerated	Accelerated
Quarter	Recorded[2]	Quarter End	Quarter End	and Recorded	Revenue
Q1 FY2000	$977,165,281	$122,230,689	$122,604,030	$244,834,719	25%
Q2 FY2000	$1,047,256,904	$90,099,723	$467,643,373	$557,743,096	53%
Q3 FY2000	$1,239,902,741	$170,450,718	$401,646,541	$572,097,259	46%
Q4 FY2000	$1,748,131,031	$179,493,620	$199,375,348	$378,868,969	22%
Q1 FY2001	$1,135,600,000	$126,740,000	$15,660,000	$142,400,000	13%
Q2 FY2001	$1,462,040,000	$214,720,000	$4,240,000	$218,960,000	15%

     b. The greatest amount of prematurely recognized revenue as a result of the

97-2, CA#s Extended Quarters Practice was inconsistent with SOP 91-1.

8

Extended Quarters Practice occurred in FY2000, particularly in the Third Quarter, followed by the Second, Fourth and First Quarters of that Fiscal Year. If CA had not improperly recognized revenue in each of those fiscal quarters, CA would not have met analysts’ revenue and earnings estimates. The following is a chart which shows the impact of the Extended Quarters Practice on CA’s earnings per share in the four quarters of FY2000 and the extent of the material misstatements and misrepresentations in the Forms 10-Q and Form 10-K that CA filed with the Commission which reported each quarterly result, and related public statements made by CA:

	Total Revenue	Total Revenue	Analyst earnings		EPS without
	Properly	Improperly	per share ("EPS")	Announced	Improper	Overstatement
Quarter	Recorded[3]	Recorded	Estimate	EPS	Revenue	of EPS
Q1 FY2000	$977 million	$244 million	$ .47	$ .49[4]	$.29	$.20
Q2 FY2000	$1.047 billion	$557 million	$ .59	$ .60	$.05	$.55
Q3 FY2000	$1.240 billion	$572 million	$ .90	$ .91[5]	$.31	$.60
Q4 FY2000	$1.748 billion	$378 million	$1.13	$1.13[6]	$.82	$.31

     c. In addition to misstating the results for the Fourth Quarter of FY2000, CA’s Form 10-K for FY2000 also was inaccurate and misleading as it (a) repeated false statements about

[2]	The amounts in this column do not include the effect of rebooking revenue improperly accelerated in prior quarters.

[3]	The amounts in this column do not include the effect of rebooking revenue improperly accelerated in prior quarters.

[4]	In its Form 10-Q for the First Quarter of FY2000, CA represented that it had lost $.80 per share on a diluted basis for that quarter. In its July 20, 1999 press release, CA represented that its first quarter operating earnings per share was $.49 on a diluted basis, excluding certain amortization expenses and a $646 million charge related to CA’s purchase of another company.

[5]	In its Form 10-Q for the Third Quarter of FY2000, CA represented that its earnings per share for that quarter amounted to $.72 on a diluted basis. In its January 26, 2000 press release, CA represented that its third quarter operating earnings per share was $.91 on a diluted basis, excluding acquisition related amortization charges and a one-time non-cash asset write-down of $37 million.

[6]	In its Form 10-K for FY2000, CA represented that its earnings per share for the Fourth Quarter of FY2000 amounted to $.70 on a diluted basis. In its May 15, 2000 press release, CA represented that its fourth quarter operating earnings per share was $1.13 on a diluted basis, excluding certain acquisition related amortization charges and a one-time non-cash charge.

9

quarterly results as reported in the Forms 10-Q for the First, Second and Third Quarters, including quarterly revenue and earnings per share; (b) contained false statements about the Company’s revenue and earnings per share for the Fourth Quarter of FY2000; (c) contained false statements about the Company’s annual revenue and earnings results; and (d) failed to disclose the Extended Quarter’s Practice.

     d. In CA’s Form 10-K for FY2000, the Company listed the quarterly results for each of the four fiscal quarters. The results for each quarter include the revenue and earnings per share. For the First, Second and Third Quarter this information is the same as is listed in the Forms 10-Q that the Company filed, and, as discussed above, is inaccurate and misleading. The Company also listed quarterly results for the Fourth Quarter stated above. As discussed above this information is false and misleading.

     e. CA also misstated the Company’s annual earnings per share for FY2000. Because the $378 million in contract revenue referenced above was not only improper revenue for the Fourth Quarter of FY2000, but also for FY2000 as a whole, CA’s revenue for the year should have been listed as $5.725 billion, not $6.103 billion, an overstatement of over 6.6%. Without the improperly recognized revenue, CA’s true diluted annual earnings per share would have been $2.96 per share, not $3.28 per share as announced.7 CA’s improper revenue recognition resulted in an overstatement of $0.32 per share, or 10.81%. Without the improperly recognized revenue, CA would have missed earnings estimates of $3.28 per share.

     f. In its Form 10-K for FY2000, CA also failed to make a statement necessary to make statements made not misleading. Specifically, CA failed to disclose that in order to

[7]	In its Form 10-K for FY2000, CA represented that its earnings per share for FY2000 amounted to $1.25 on a diluted basis. In its May 15, 2000 press release, CA represented that its operating earnings per share for FY2000 was $3.28 on a diluted basis, excluding certain amortization charges.

10

achieve its reported revenue results, CA had held open fiscal quarters, and its entire fiscal year had also been extended to allow for additional contracts.

     g. Based on the substantial percentages of improperly recognized revenue in the First and Second Quarter of FY2001, CA’s Forms 10-Q for each of those quarters and its Form 10-K for FY2001 were materially false and misleading.

     h. CA’s Extended Quarters practice also resulted in significant contracts being improperly recorded as revenue in fiscal quarters from the Fourth Fiscal Quarter of 1998 through each quarter of FY1999. Below is a chart showing the impact of CA’s Extended Quarters practice in various fiscal quarters in FY1998 and FY1999.

					Percentage that
					Properly Recorded
		GAAP Value	GAAP Value	GAAP Value	Revenue was
	GAAP Value of	of Contracts	of Contracts	of Revenue	Inflated by
	Revenue	that CA	that Clients	Improperly	Improperly
Fiscal	Properly	Signed After	Signed After	Accelerated	Accelerated
Quarter	Recorded[8]	Quarter End	Quarter End	and Recorded	Revenue
Q4 FY1998	$1,419,690,000	$0	$47,310,000	$47,310,000	3%
Q1 FY1999	$912,140,000	$67,890,000	$66,970,000	$134,860,000	15%
Q2 FY1999	$922,760,000	$221,990,000	$71,250,000	$293,240,000	32%
Q3 FY1999	$975,230,000	$316,110,000	$69,660,000	$385,770,000	40%
Q4 FY1999	$1,282,290,000	$300,020,000	$46,690,000	$346,710,000	27%

As with FY2000, the improper revenue recognized by CA in the above-referenced fiscal quarters in FY1998, FY1999, and FY2001 caused CA’s Forms 10-Q and Forms 10-K which corresponded to those reporting periods to be materially false and misleading.

[8]	The amounts in this column do not include the effect of rebooking revenue improperly accelerated in prior quarters.

11

     i. In addition, CA repeated the misstatements it made in its Commission filings by incorporating them by reference in a Form S-4, filed on February 22, 2000, and an amended Form S-4, filed on March 13, 2000, regarding CA’s acquisition of another public company. Each of the Forms S-4 stated that they incorporated by reference, among other things, CA’s Form 10-K for FY1999 and Forms 10-Q for the quarters ending June 30, 1999, September 30, 1999 and December 31, 1999, thus repeating by reference the false statements specified above.9

A Systemic and Intentional Practice

     18. The premature recognition of revenue at CA during at least the Fourth Quarter of FY1998 through the Second Quarter of FY2001 was the result of a systemic, intentional practice by certain CA personnel. To implement and conceal this Extended Quarters Practice, CA personnel employed a variety of improper techniques, many of which rendered the company’s books and records false and misleading. Indicia of this are:

     a. Some employees at CA called the Extended Quarters Practice the “35-day month” practice, because generally most quarters were extended by at least 3 business days, although some quarterly extensions lasted longer.

     b. Sometimes, CA had its customers execute contracts bearing pre-printed dates from the just expired quarter even though the customer did not actually sign the contract until days or weeks into the new quarter.

[9]	CA also filed two Forms S-8 which repeated by reference the misstatements made in the Forms 10-Q for the quarters ending September 30, 1999 and December 31, 1999. The first such Form S-8, filed with the Commission on February 28, 2000, concerned the year 2000 employee stock purchase plan; the second, filed March 21, 2000, concerned stock incentive plans that had existed at several companies that CA had acquired. Each of these Forms S-8 incorporated by reference its Form 10-K for FY1999, all filings made under Section 13(a) of the Exchange Act since March 31, 1999 (which includes the Forms 10-Q for the quarters ending June 30, 1999, September 30, 1999 and December 31, 1999, and future filed periodic reports including the FY2000 and FY2001 Forms 10-K and the Forms 10-Q for the quarters ending June 30, 2000 and September 30, 2000), thus repeating the false statements contained in those filings.

12

     c. Other times, even when the customer signed the contract before quarter end, CA did not execute the contract until the following quarter.

When the Extended Quarters Practice Substantially Ended,
CA Missed Its Quarterly Estimates

     19. CA substantially stopped prematurely recognizing revenue for software contracts signed after quarter end by CA’s customers during the First Quarter of FY2001 (quarter ended June 30, 2000). That quarter, CA missed its Wall Street earnings estimates. CA issued a press release on July 3, 2000 stating that it would miss the analysts’ estimates, specifically citing the fact that the company did not complete several large contracts that they had hoped to conclude before the close of the quarter. This was only the second time in CA’s then recent history that CA missed Wall Street’s estimates. The next trading day, July 5, 2000, CA’s stock dropped over 43% from $51.12 to $28.50 as the market reacted to the news. Subsequent days of trading brought negligible gains.

     20. CA continued to prematurely recognize revenue from contracts that CA signed after quarter end (although, with a few exceptions, the customer did sign contract by quarter end) for the first two quarters of FY2001, after which that practice substantially stopped.

     21. CA profited from its accounting fraud by inflating its stock price when it acquired another public company in a stock swap merger.

CA Obstructed the Commission’s Investigation

     22. During the course of the Commission’s investigation, which began in February 2002, both as an entity and through the conduct of specific then executives, CA obstructed the Commission staff’s investigation. Notwithstanding several Commission document requests, CA, through certain executives and in-house counsel, withheld certain incriminating documents for

13

more than one year; such documents were responsive to the initial document request issued to CA by the Commission staff. In addition, certain CA senior executives made false statements directly to the staff. Other CA executives made false or misleading statements to CA’s outside counsel while knowing that CA’s outside counsel would pass on the false and misleading statements to the government.

FIRST CLAIM FOR RELIEF

Section 17(a) of the Securities Act,
15 U.S.C. § 77q(a)

     23. The Commission realleges and incorporates by reference herein each and every allegation contained in paragraphs 1 through 22.

     24. CA, directly or indirectly, singly or in concert, by use of the means or instruments of transportation or communication in interstate commerce, or of the mails, in the offer or sale of CA’s securities, knowingly or recklessly, has, (a) employed, is employing or is about to employ, devices, schemes and artifices to defraud; (b) made untrue statements of material fact, or has omitted to state material facts necessary in order to make statements made, in light of the circumstances under which they were made, not misleading; and/or (c) engaged, is engaging and is about to engage in transactions, acts, practices and courses of business which operated or would have operated as a fraud or deceit upon purchasers of CA securities and upon other persons, including in CA’s filings for FY1998 through FY2001, including the Forms 10-K for FY1999, FY2000, and FY2001 and Forms 10-Q for FY1999 and FY2000 and the Fourth Quarter of FY1998 and the First and Second Quarters of FY2001, and Forms S-4 and S-8, and in other public statements.

14

     25. By reason of the foregoing, CA, singly or in concert, directly or indirectly, has violated, and unless enjoined will again violate, Section 17(a) of the Securities Act, 15 U.S.C. § 77q(a).

SECOND CLAIM FOR RELIEF

Section 10(b) of the Exchange Act,
15. U.S.C. § 78j(b), and Rule 10b-5,
17 C.F.R. § 240.10b-5, thereunder

     26. The Commission realleges and incorporates by reference herein each and every allegation contained in paragraphs 1 through 22.

     27. CA, directly or indirectly, singly or in concert, by use of the means or instrumentalities of interstate commerce, or of the mails, or of the facilities of a national securities exchange, in connection with the purchase or sale of CA securities, knowingly or recklessly, has: (a) employed, is employing or is about to employ, devices, schemes and artifices to defraud; (b) made, is making or is about to make untrue statements of material fact, or has omitted, is omitting, or is about to omit to state material facts necessary in order to make statements made, in light of the circumstances under which they were made, not misleading; and/or (c) engaged, is engaging and is about to engage in transactions, acts, practices and courses of business which operated or would have operated as a fraud or deceit upon purchasers of CA securities and upon other persons, including in CA’s filings for FY1998 through FY2001, including the Forms 10-K for FY1999, FY2000, and FY2001 and Forms 10-Q for FY1999 and FY2000 and the Fourth Quarter of FY1998 and the First and Second Quarters of FY2001, and Forms S-4 and S-8, and in other public statements.

15

     28. By reason of the foregoing, CA, singly or in concert, directly or indirectly, has violated, and unless enjoined will again violate, Section 10(b) of the Exchange Act, 15. U.S.C. § 78j(b), and Rule 10b-5, 17 C.F. R. § 240.10b-5, thereunder.

THIRD CLAIM FOR RELIEF

Violations of Section 13(a) of the Exchange Act,
15 U.S.C. §78m(a), and Rules 12b-20, 13a-1, and 13a-13,
and 17 C.F.R. §§ 240.12b-20, 240.13a-1,
and 240.13a-13 thereunder

     29. The Commission realleges and incorporates by reference herein each and every allegation contained in paragraphs 1 through 22.

     30. Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder require issuers of registered securities to file with the Commission factually accurate annual and quarterly reports. Exchange Act Rule 12b-20 provides that in addition to the information expressly required to be included in a statement or report, there shall be added such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made not misleading.

     31. By reason of the foregoing, CA violated Section 13(a) of the Exchange Act, 15 U.S.C. § 78m(a), and Rules 12b-20, 13a-1, and 13a-13, 17 C.F.R. §§ 240.12b-20, 240.13a-1, and 240.13a-13, thereunder.

16

FOURTH CLAIM FOR RELIEF

Violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act,
15 U.S.C. §§78m(b)(2)(A) and 78m(b)(2)(B)

     32. The Commission realleges and incorporates by reference herein each and every allegation contained in paragraphs 1 through 22.

     33. Section 13(b)(2)(A) of the Exchange Act, 15 U.S.C. § 78m(b)(2)(A) requires issuers to make and keep books, records and accounts which in reasonable detail, accurately and favorably reflect the transactions and dispositions of assets of the issuer.

     34. Section 13(b)(2)(B) of the Exchange Act, 15 U.S.C. § 78m(b)(2)(B), requires, among other things, that issuers maintain a system of internal accounting controls that permit the preparation of financial statements in conformity with GAAP.

     35. By reason of the foregoing, CA has violated sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, 15 U.S.C. §§ 78m(b)(2)(A) and 78m(b)(2)(B).

PRAYER FOR RELIEF

     WHEREFORE, the Commission respectfully requests a Final Judgment:

I.

          Permanently enjoining CA, and its agents, servants, employees and attorneys and all persons in active concert or participation with them who receive actual notice of the injunction by personal service or otherwise, and each of them, from committing future violations of Section 17(a) of the Securities Act, 15 U.S.C. § 77q(a); and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, 15 U.S.C. §§ 78j(b), 78m(a), 78m(b)(2)(A) and 78m(b)(2)(B) and Rules 10b-5, 12b-20, 13a-1 and 13a-13, 17 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13 thereunder.

17

II.

     Granting such other and further relief as the Court may deem just and proper.

Dated: New York, New York
             September 21, 2004

Mark K. Schonfeld (MS-2798)
Regional Director

Attorney for Plaintiff
SECURITIES AND EXCHANGE COMMISSION
Northeast Regional Office
233 Broadway
New York, New York 10279
(646) 428-1650

Of Counsel:

      Alexander M. Vasilescu
      Danielle Friedman
      William J. Estes
      Christopher M. Bruckmann

18